UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2014

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 W. Texas Ave, Tower I,

Suite 200

Midland, Texas 79701

(Address of Principal Executive Offices)

(Zip Code)

(432) 818-2100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2014, the Board of Directors (the “Board”) of Parsley Energy, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from five members to six members and appointed Dr. Hemang Desai to the Board as a Class I director to fill the resulting vacancy, with a term expiring at the 2015 annual meeting of stockholders. Also effective July 23, 2014, Dr. Desai was appointed to serve on the Board’s Audit and Compensation Committees. The Board determined that Dr. Desai meets the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards, and that there are no transactions between the Company and Dr. Desai that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Dr. Desai entered into an indemnification agreement which requires the Company to indemnify him to the fullest extent permitted under Delaware law against liability that may arise by reason of his service as a director, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Dr. Desai will receive the standard non-employee director compensation for serving on the Board, including an annual equity grant of restricted stock equal in value to approximately $125,000, vesting in full on the first anniversary of the date of grant. All compensation paid to Dr. Desai in 2014 will be prorated from the date of his appointment through the end of the fiscal year.

Item 8.01.	Other Events.

A copy of the Company’s press release announcing the appointment of Dr. Desai to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01 of this Current Report (including Exhibit 99.1) is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1†	Indemnification Agreement, dated as of July 23, 2014, by and between the Company and Dr. Hemang Desai.

99.1	News Release, dated July 24, 2014, titled, “Parsley Energy Appoints Dr. Hemang Desai to its Board of Directors”.

†	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel and Secretary

Dated: July 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Indemnification Agreement, dated as of July 23, 2014, by and between the Company and Dr. Hemang Desai.

99.1	News Release, dated July 24, 2014, titled, “Parsley Energy Appoints Dr. Hemang Desai to its Board of Directors”.

†	Compensatory plan or arrangement

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